SPICE ENTERTAINMENT COMPANIES, INC. and SUBSIDIARIES
(Unaudited)

                                                                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                        JUNE 30,                  JUNE 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              1997            1996          1997           1996
                                                                          ------------    ------------    ----------   ------------
Primary:
Earnings (loss) per share subject to primary earnings
per share;
  Income (loss) attributable to common stock from continuing
  operations ..........................................................   $    768,000    ($   484,000)   $2,436,000   ($ 1,850,000)
  Loss from discontinued operations ...................................           --           267,000          --           22,000
  Income from extraordinary items .....................................           --             --          143,000            --
                                                                          ------------    ------------    ----------   ------------
Net Income (loss) attributable to common stock, subject to
 earnings per share ...................................................   $    768,000    ($   217,000)   $2,579,000   ($ 1,828,000)
                                                                          ============    ============    ==========   ============

Weighted average number of common shares outstanding (1) ..............     11,332,304      11,366,000    11,336,095     11,362,000
Issued common shares assuming that warrants and options
outstanding during that period were exercised .........................      1,562,511         --          1,562,511           --
Common shares assumed to be repurchased with proceeds
from the exercise of warrants and options (2) .........................     (1,191,498)        --         (1,373,467)          --
                                                                          ------------    ------------    ----------   ------------
Weighted average number of common shares and equivalents
outstanding ...........................................................     11,703,317      11,366,000    11,525,139     11,362,000
                                                                          ============    ============    ==========   ============

From continuing operations ............................................   $       0.07    ($      0.04)   $     0.21   ($      0.16)
Discontinuing operations ..............................................           --              0.02          --             --
Extraordinary items ...................................................           --              --            0.01           --
                                                                          ============    ============    ==========   ============
Earning (loss) per share ..............................................   $       0.07    ($      0.02)   $     0.22   ($      0.16)
                                                                          ============    ============    ==========   ============

Fully Diluted:
Earnings (loss) per share subject to primary earnings per share;
  Income (loss) from continuing operations ............................   $    827,000    ($   484,000)   $2,544,000   ($ 1,850,000)
  Income (loss) from discontinued operations ..........................           --           267,000          --           22,000
  Income from extraordinary items .....................................           --              --         143,000           --
                                                                          ============    ============    ==========   ============
Net Income (loss), subject to earnings per share ......................   $    827,000    ($   217,000)   $2,687,000   ($ 1,828,000)
                                                                          ============    ============    ==========   ============

Weighted average number of common shares outstanding (1) ..............     11,332,304      11,366,000    11,336,095     11,362,000
Issued common shares assuming that warrants and options
outstanding during that period were exercised .........................      1,562,511           --        1,562,511           --
Issued common shares assuming that preferred stock
outstanding during that period were exercised .........................        816,508           --          816,508           --
Common shares assumed to be repurchased with proceeds
from the exercise of warrants and options (2) .........................       (873,878)          --         (873,878)          --
                                                                          ------------    ------------    ----------   ------------
Weighted average number of common shares and equivalents
outstanding ...........................................................     12,837,445      11,366,000    12,841,236     11,362,000
                                                                          ============    ============    ==========   ============

From continuing operations ............................................   $       0.06    ($      0.04)   $     0.20   ($      0.16)
Discontinuing operations ..............................................           --              0.02          --             --
Extraordinary items ...................................................           --              --            0.01           --
                                                                          ============    ============    ==========   ============
Earning (loss) per share ..............................................   $       0.06    ($      0.02)   $     0.21   ($      0.16)
                                                                          ============    ============    ==========   ============
Notes to Primary Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the treasury stock method.
(2) The common shares assumed to be repurchased under the treasury stock method.

Notes to Fully Diluted Earnings per Share:
(1) Represents the number of common shares outstanding during the period in connection with the treasury stock method.
(2) The common shares assumed to be repurchased under the treasury stock method.
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